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                                   EXHIBIT 4


                               POWER OF ATTORNEY


       KNOW ALL MEN BY THESE PRESENTS: That the undersigned has made, constituted and appointed, and by these presents does make, constitute and appoint Michael G. Santry, its true and lawful attorney-in-fact, for it and in its name, place and stead to sign its name in its capacity to any and all
Schedule 13Ds and any and all amendments thereto that it is required to file and to file such instruments with the Securities and Exchange Commission and any other appropriate regulatory agency and to deliver such instruments to Computer Integration Corp. and to the National Association of Securities Dealers, Inc. and any other appropriate regulatory agency.

       IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal, this 4th day of August, 1997.


                                           CODINVEST LIMITED



                                           By:    /s/ Luc Argand
                                              --------------------------------
                                           Its:   Director
                                               -------------------------------